Exhibit (11)

[Letterhead of Eversheds Sutherland (US) LLP]

December 20, 2018

Sierra Income Corporation

280 Park Avenue, 6th Floor

New York, NY 10117

Re:	Sierra Income Corporation

Registration Statement on Form N-14

File No. 333-228216

Ladies and Gentlemen:

We have acted as counsel to Sierra Income Corporation, a Maryland corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form N-14 on November 6, 2018 (File No. 333-228216, as amended from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of up to 56,951,783 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Shares are to be issued pursuant to the Registration Statement (including the joint proxy statement/prospectus a part thereof) in connection with (i) the merger of Medley Capital Corporation, a Delaware corporation (“MCC”), with and into the Company, with the Company continuing as the surviving corporation, pursuant to the terms of the Agreement and Plan of Merger, dated as of August 9, 2018, by and between MCC and the Company (the “MCC Merger Agreement”) and (ii) the merger of Medley Management Inc., a Delaware corporation, with and into Sierra Management, Inc., a wholly owned subsidiary of the Company, with Sierra Management, Inc. continuing as the surviving corporation, pursuant to the Agreement and Plan of Merger, dated as of August 9, 2018, by and between MDLY, Sierra Management, Inc. and the Company (the “MDLY Merger Agreement”).

As counsel to the Company, we have participated in the preparation of the Registration Statement and have examined the originals or copies, certified or otherwise, identified to our satisfaction as being true copies, of the following:

(i)	The Articles of Incorporation of the Company, as amended by each of the Second Articles of Amendment and Restatement and the Articles Supplementary Electing to be Subject to Subtitle 8 of the Maryland General Corporation Law (the “MGCL”), certified as of a recent date by the State Department of Assessments and Taxation of the State of Maryland (the “Charter”);

(ii)	The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company (the “Bylaws”);

(iii)	A Certificate of Good Standing with respect to the Company (the “Certificate of Good Standing”) issued by the State Department of Assessments and Taxation of the State of Maryland as of a recent date (the “SDAT”); and

(iv)	The resolutions of the board of directors of the Company (the “Board”) relating to, among other things, (a) the authorization and approval of the preparation and filing of the Registration Statement, (b) the authorization and approval of each of the MCC Merger Agreement and MDLY Merger Agreement and, in each case, the transactions contemplated thereby and (c) the authorization of the issuance of the Shares pursuant to the Registration Statement, certified as of the date hereof by an officer of the Company (collectively, the “Resolutions”).

With respect to such examination and our opinions expressed herein, we have assumed, without any independent investigation or verification, (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, (v) that all certificates issued by public officials have been properly issued, and (vi) the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion letter from the form and content of such documents as executed and delivered. We also have assumed without independent investigation or verification the accuracy and completeness of all corporate records made available to us by the Company.

Where factual matters material to this opinion letter were not independently established, we have relied upon certificates of public officials (which we have assumed remain accurate as of the date of this opinion), upon certificates and/or representations of officers and employees of the Company, upon such other certificates as we deemed appropriate, and upon such other data as we have deemed to be appropriate under the circumstances. Except as otherwise stated herein, we have undertaken no independent investigation or verification of factual matters.

The opinion set forth below is limited to the effect of the MGCL, as in effect on the date hereof, and we express no opinion as to the applicability or effect of any other laws of such jurisdiction or the laws of any other jurisdictions. Without limiting the preceding sentence, we express no opinion as to any state securities or broker-dealer laws or regulations thereunder relating to the issuance of the Shares pursuant to the Registration Statement. This opinion letter has been prepared, and should be interpreted, in accordance with customary practice followed in the preparation of opinion letters by lawyers who regularly give, and such customary practice followed by lawyers who on behalf of their clients regularly advise opinion recipients regarding, opinion letters of this kind.

On the basis of and subject to the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth in this opinion letter, and assuming that (i) the Shares are issued in accordance with the MCC Merger Agreement and MDLY Merger Agreement, as the case may be, and are issued consistent with the terms and conditions for such issuance set forth in the Resolutions and the Registration Statement (such action being hereinafter referred to as the “Corporate Proceedings”), (ii) any Shares issued pursuant to the Registration Statement have been delivered to, and the agreed consideration has been fully delivered at the time of delivery of such Shares by, the recipients thereof, (iii) the requisite shareholder approvals have been validly obtained as described in the Registration Statement and pursuant to applicable law and (iv) the Certificate of Good Standing remains accurate, the Resolutions and the applicable Corporate Proceedings remain in effect, without amendment, and the Registration Statement has become effective under the Securities Act and remains effective at the time of the issuance of the Shares, we are of the opinion that the issuance of the Shares has been duly authorized and, when issued and delivered in accordance with the MCC Merger Agreement, the MDLY Merger Agreement, the Registration Statement, the Resolutions and all Corporate Proceedings relating thereto, the Shares will be validly issued, fully paid and nonassessable.

The opinions expressed in this opinion letter (i) are strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be implied and (ii) are only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise the addressee of this opinion letter or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement or any registration statement filed by the Company under the Securities Act pursuant to Rule 497 thereunder as described in the first paragraph of this opinion letter. We also hereby consent to the use of our name under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Eversheds Sutherland (US) LLP